Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of BRE Properties, Inc. of our report dated February 12, 2008, with respect to the consolidated financial statements of BRE Properties, Inc., included in the 2007 Annual Report to Shareholders of BRE Properties, Inc.

Our audits also included the financial statement schedules of BRE Properties, Inc. listed in Item 15(a). These schedules are the responsibility of BRE Properties Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 12, 2008, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	the Registration Statement (Form S-3 No. 333-147238) and in the related Prospectus pertaining to the registration of Debt Securities, Preferred Stock and Common Stock.

(2)	the Registration Statement (Form S-3 No. 333-138659) and in the related Prospectus pertaining to the issuance of $460,000,000 in Convertible Senior Notes,

(3)	the Registration Statement (Form S-8 No. 333-142650) pertaining to the Non-Employee Director Stock Option and Restricted Stock Plan, as amended; and

(4)	the Registration Statement (Form S-3 No. 333-114076) and in the related Prospectus pertaining to the issuance of $150,000,000 in Debt Securities,

(5)	the Registration Statement (Form S-3 No. 333-114076) and in the related Prospectus pertaining to the registration of $700,000,000 in Debt Securities, Preferred Stock and Common Stock,

(6)	the Registration Statement (Form S-3 No. 333-68914) and in the related Prospectus pertaining to the registration of $700,000,000 in Debt Securities, Preferred Stock and Common Stock,

(7)	the Registration Statement (Form S-3 No. 333-65833) pertaining to the registration of 3,452,181 Shares of Common Stock,

(8)	the Registration Statement (Form S-3 No. 333-41433) pertaining to the registration of 3,713,331 Shares of Common Stock,

(9)	the Registration Statement (Form S-3 No. 333-44997) pertaining to the registration of 728,929 Shares of Common Stock,

(10)	the Registration Statement (Form S-3 No. 333-09945) pertaining to the BRE Properties, Inc. Dividend Stock Purchase and Dividend Reinvestment Plan,

(11)	the Registration Statement (Form S-8 No. 333-69217) pertaining to the Amended and Restated 1992 Employee Stock Plan, the Amended and Restated Non-Employee Director Stock Option Plan, and the Consultancy Stock Option Agreement dated March 2, 1998,

(12)	the Registration Statement (Form S-8 No. 333-02257) pertaining to the Amended and Restated Non-Employee Director Stock Option Plan of BRE Properties, Inc. and the Assumed Real Estate Investment Trust of California 1991 Officer Stock Option Plan,

(13)	the Registration Statement (Form S-8 No. 33-61209) pertaining to the BRE Properties, Inc. 1994 Non-Employee Director Stock Plan and Chief Executive Officer Stock Option Plan,

(14)	the Registration Statement (Form S-8 No. 33-60082) pertaining to the BRE Properties, Inc. 1992 Employee Stock Option Plan,

(15)	the Registration Statement (Form S-8 No. 33-05389) pertaining to the BRE Properties, Inc. 1984 Stock Option Plan,

(16)	the Registration Statement (Form S-8, No. 333-30646) pertaining to the 1999 BRE Stock Incentive Plan as amended), and

(17)	the Registration Statement (Form S-8 No. 333-76590) pertaining to the 1999 BRE Stock Incentive Plan as amended;

of our report dated February 12, 2008, with respect to the consolidated financial statements of BRE Properties, Inc. incorporated herein by reference, our report dated February 12, 2008, with respect to the effectiveness of internal control over financial reporting of BRE Properties, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedules of BRE Properties, Inc. included in this Annual Report (Form 10-K) of BRE Properties, Inc. for the year ended December 31, 2007.

/s/ Ernst & Young LLP

San Francisco, California

February 12, 2008